Exhibit 10.2
AMERICAN HEALTHCARE REIT HOLDINGS, LP
c/o American Healthcare REIT, Inc.
18191 Von Karman Ave., Third Floor
Irvine, California 92612

May 7, 2024

Trilogy Holdings NT-HCI, LLC
c/o NorthStar Healthcare Income, Inc.
16 East 34th Street, 18th Floor
New York, NY 10016
Attention: Legal Department

Re:    Intercompany Loan Amendment
Ladies and Gentlemen:
This letter agreement (this “Letter”) is made as of May 7, 2024, by and among (i) American Healthcare REIT Holdings, LP, a Delaware limited partnership (“AHR OP”), (ii) Trilogy Holdings NT-HCI, LLC, a Delaware limited liability company (“NHI”), (iii) for purposes of Section 5 hereof, GAHC3 Trilogy JV, LLC, a Delaware limited liability company (“GAHC3”), (iv) for purposes of Section 5 hereof, American Healthcare REIT, Inc., a Maryland corporation (“AHR”), and (v) Nicholas Balzo, an individual (“Balzo,” and together with AHR OP, NHI, GAHC3 and AHR, the “Parties”).
The Parties are parties that certain letter agreement dated February 14, 2024 (“February 2024 Letter Agreement”), pursuant to which the Parties approved that certain intercompany loan from AHR OP to Trilogy Property Holdings, LLC (“Borrower”) on the terms and conditions set forth therein. All capitalized terms not otherwise defined herein shall have the meaning assigned to such terms in the February 2024 Letter Agreement.
AHR OP, as lender, and Borrower, as borrower, desire to amend the Note by entering into that certain First Amendment to Loan Commitment Note (“Note Amendment”) in the form attached hereto as Exhibit A. References herein to the “Note” shall mean the Note as amended by the Note Amendment.
In consideration of the mutual covenants and promises of the Parties and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
1.    Approval of First Amendment to Loan Commitment Note. Subject to the terms and conditions set forth herein:
(a)    NHI hereby agrees to approve, in its capacity as a Member (as defined in the Trilogy REIT LLCA) of Trilogy REIT, that Note Amendment and the consummation of the Loan Transactions by executing concurrently herewith the letter agreement in the form attached hereto as Exhibit B (the “Trilogy REIT Member Consent”).

(b)    Balzo hereby agrees to approve, in his capacity as a member of the board of directors of Trilogy Investors, the Note Amendment and the consummation of the Loan Transactions by executing concurrently herewith the Unanimous Written Consent of the Board of Directors in Lieu of a Meeting in the form attached hereto as Exhibit C (the “Trilogy Investors Board Consent” and together with the Trilogy REIT Member Consent, the “Consents”).
2.    Additional Agreements. Subject to Section 6 hereof:
(a)    AHR hereby represents that it has complied with Section 2 of the February 2024 Letter Agreement, and acknowledges and agrees that the February 2024 Letter Agreement remains in full force and effect, except as set forth in Section 2(c) below.
(b)    AHR OP hereby agrees that it will not fund any advances under the Note to the extent such advance would cause the ratio of Total Adjusted EBITDAR to Consolidated Fixed Charges (as defined and set forth in the Note Amendment) to be exceeded at the time of funding such advances.
(c)    Section 3(b) of the February 2024 Letter Agreement is hereby deleted in its entirety and replaced with the following:
“(b)    AHR OP acknowledges and agrees that (i) any amounts outstanding under the Note shall be included in the calculation of Trilogy REIT’s loan to value ratio and (ii) in no event shall AHR OP cause or permit Trilogy Investors or its subsidiaries to enter into any financing transaction that would increase Trilogy REIT’s loan to value (when viewing Trilogy REIT and its subsidiaries together as one person) to exceed 60%, without the written consent of NHI. AHR OP further agrees that, upon the prior written request of NHI, it shall cause Trilogy Investors to promptly provide information with respect to the amounts outstanding under the Note, along with the applicable interest rate, as well as a calculation of Trilogy REIT’s loan to value ratio (when viewing Trilogy REIT and its subsidiaries together as one person).”
3.    Fees. In addition to any amounts due under the February 2024 Letter Agreement:
(a)    AHR OP hereby agrees that it will pay, or cause to be paid, to NHI a cash fee in the amount of $500,000 (the “Amendment Consent Fee”) upon AHR OP’s receipt of all of the following: (i) all executed counterparts to this Letter; and (ii) all executed counterparts to the Consents.
(b)    AHR OP hereby agrees that it will pay, or cause to be paid, to NHI a cash fee in the amount of $750,000 (each and collectively, the “Amendment Extension Fees”) upon each extension of the Maturity Date under the Note.
4.    Application of Amendment Consent Fee and Amendment Extension Fees. NHI, GAHC3 and AHR hereby agree that for purposes of the MIPA, the Loan Consent Fee and Loan Extension Fees shall be increased by the Amendment Consent Fee and the Amendment Extension Fees, to the extent such Amendment Consent Fee and Amendment Extension Fees are actually paid, and the Amendment Consent Fee and Amendment Extension Fees shall be deemed to be part of and included in the Loan Consent Fee and the Loan Extension Fees, respectively, and shall be applicable to the Purchase Consideration as provided by the MIPA. The preceding is hereby incorporated into the MIPA for all purposes.
5.    Failure to Comply. Subject to Section 6 hereof, without limiting any obligations under Section 6 of the February 2024 Letter Agreement, if AHR OP fails to comply with Sections 2 or 3 of this Letter, then AHR OP must promptly pay NHI, without duplication, the amount due under Section 6 of the February 2024 Letter Agreement; provided, however, notwithstanding any provision in the February 2024 Letter Agreement to the contrary, any such amount paid in respect of a failure to comply with Section 2(b) of this Letter shall be applicable to the Purchase Consideration payable under the MIPA. The preceding is hereby incorporated into the MIPA for all purposes.
6.    Termination. Subject to the following sentence, this Letter will automatically terminate and be of no further force or effect from and after such time as NHI ceases to be a Member of Trilogy REIT (including as a result of the consummation of the Closing (as defined in the MIPA)). Notwithstanding the foregoing, the terms of Sections 4 and 7 hereof will survive any termination of this Letter, and any obligations of AHR OP to pay amounts to NHI under Section 3 or Section 5 hereof that are due but unpaid at such termination shall continue to be due and owing following such termination.
7.    Miscellaneous.
(a)    This Letter, together with the February 2024 Letter Agreement (in each case together with all exhibits referred to herein), constitutes the entire agreement of the Parties with respect to the subject matter of this Letter and supersedes all prior agreements, undertakings and understandings, both written and oral, relating to the subject matter hereof. No provision of this Letter may be amended, supplemented, modified or waived except by a written instrument making specific reference hereto signed by AHR OP and NHI. In case any one or more of the provisions contained in this Letter are held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability will not affect any other provision of this Letter.
(b)    This Letter and all claims arising hereunder (in tort, contract or otherwise) will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the laws of any other jurisdiction to be applied. Any claims or litigation (in tort, contract or otherwise) will be brought solely in the courts located in the State of Delaware.
(c)    Subject to the following sentence, this Letter is for the sole benefit of the Parties, and no other person or entity will have any rights under this Letter. Notwithstanding the foregoing, Balzo will have no rights to enforce any provision of this Letter.
(d)    This Letter may be executed in one or more counterparts, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Letter by facsimile or e-mail will be as effective as delivery of a manually executed counterpart.
[Signature Pages Follows]

CONFIDENTIAL
IN WITNESS WHEREOF, the undersigned have executed this Letter as of the date first written above.

AHR OP:

AMERICAN HEALTHCARE REIT
HOLDINGS, LP

By: Continental Merger Sub, LLC, its General
Partner

By: American Healthcare REIT, Inc., its Sole
Member

By: /s/ Gabriel M. Willhite
Name: Gabriel M. Willhite
Title: Chief Operating Officer

[Signature Page To Letter Agreement]

GAHC3:

(for purposes of Section 4 hereof)

GAHC3 TRILOGY JV, LLC

By: American Healthcare REIT Holdings, LP, its
Sole Member

By: Continental Merger Sub, LLC, its General
Partner

By: American Healthcare REIT, Inc., its Sole
Member

By: /s/ Gabriel M. Willhite
Name: Gabriel M. Willhite
Title: Chief Operating Officer

[Signature Page To Letter Agreement]

AHR:

(for purposes of Section 4 hereof)

AMERICAN HEALTHCARE REIT, INC.

By: /s/ Gabriel M. Willhite
Name: Gabriel M. Willhite
Title: Chief Operating Officer

[Signature Page To Letter Agreement]

NHI:

TRILOGY HOLDINGS NT-HCI, LLC

By: /s/ Kendall Young
Name: Kendall Young
Title: Chief Executive Officer

[Signature Page To Letter Agreement]

BALZO:

/s/ Nicholas Balzo
Nicholas Balzo

[Signature Page To Letter Agreement]